UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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PURE STORAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Pure Storage, Inc.

650 Castro Street, Suite 400

Mountain View, California 94041

Notice of Annual Meeting of Stockholders

To Be Held On June 9, 2016 at 10:00 a.m. PT

To the Stockholders of Pure Storage, Inc.

On behalf of our board of directors, it is our pleasure to invite you to attend the 2016 annual meeting of stockholders of Pure Storage, Inc., a Delaware corporation (Pure Storage). The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/PSTG2016, originating from Mountain View, California, on Thursday, June 9, 2016 at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect two Class I directors, John Colgrove and Scott Dietzen, to serve until our annual meeting of stockholders in 2019.

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy materials accompanying this notice.

The record date for the meeting is April 11, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Scott Dietzen
Chief Executive Officer

Mountain View, California

April 27, 2016

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other agent.

Pure Storage, Inc.

650 Castro Street, Suite 400

Mountain View, California 94041

Proxy Statement

For the 2016 Annual Meeting of Stockholders

To Be Held On June 9, 2016 at 10:00 a.m. PT

Our board of directors is soliciting your proxy to vote at the 2016 annual meeting of stockholders of Pure Storage, Inc., a Delaware corporation (Pure Storage), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/PSTG2016, originating from Mountain View, California, on Thursday, June 9, 2016 at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof.

For the meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our stockholders primarily via the internet. Beginning on or about April 27, 2016, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) that contains notice of the meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings.

Only stockholders of record at the close of business on April 11, 2016 will be entitled to vote at the meeting. On this record date, there were 61,887,195 shares of Class A common stock and 131,284,454 shares of Class B common stock outstanding and entitled to vote (common stock). A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at our address above. The stockholder list will also be available online during the meeting. If you plan to attend the meeting online, please see the instructions on page 2 of this proxy statement.

In this proxy statement, we refer to Pure Storage, Inc. as “Pure Storage,” “we” or “us” and the board of directors of Pure Storage as “our board of directors.” Pure Storage’s Annual Report on Form 10-K, which contains consolidated financial statements as of and for the year ended January 31, 2016, accompanies this proxy statement. You also may obtain a copy of Pure Storage’s Annual Report on Form 10-K for fiscal year 2016 that was filed with the Securities and Exchange Commission, without charge, by writing to our Secretary at our address above.

1.	Pure Storage | 2016 Proxy Statement

Questions and Answers

About these Proxy Materials and Voting

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the Notice) because the board of directors of Pure Storage, Inc. (Pure Storage) is soliciting your proxy to vote at the 2016 annual meeting of stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 27, 2016 to all stockholders of record entitled to vote at the meeting.

How do I attend and participate in the annual meeting online?

We will be hosting the meeting via live webcast only. Any stockholder can attend the meeting live online at www.virtualshareholdermeeting.com/PSTG2016. The webcast will start at 10:00 a.m. Pacific Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/PSTG2016.

Who can vote at the meeting?

Only stockholders of record at the close of business on April 11, 2016 will be entitled to vote at the meeting. On this record date, there were 61,887,195 shares of Class A common stock and 131,284,454 shares of Class B common stock outstanding and entitled to vote (common stock).

Stockholder of Record: Shares Registered in Your Name

If, on April 11, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 11, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Since you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other agent.

Pure Storage | 2016 Proxy Statement	2.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two Class I directors to hold office until our 2019 annual meeting of stockholders; and

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017.

What if another matter is properly brought before the meeting?

Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the meeting, vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/PSTG2016, starting at 9:45 a.m. PT on June 9, 2016.

•	To vote online before the meeting, go to www.proxyvote.com.

•	To vote by telephone, call 1-800-690-6903.

•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time the day before the meeting, we will vote your shares as you direct. To vote, you will need the control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

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Can I change my vote after submitting my proxy?

Yes. If you are a record holder of shares, you may revoke, subject to the voting deadlines above, your proxy using one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041.

•	You may attend and vote online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (NYSE) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote, your shares will be voted FOR the election of both nominees for Class I director, and FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B

Pure Storage | 2016 Proxy Statement	4.

common stock. The holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote at the meeting.

How many votes are needed to approve each proposal?

•	Proposal 1: The two nominees for Class I directors receiving the highest number of FOR votes will be elected. Only votes FOR or WITHHOLD will affect the outcome.

•

Proposal 2: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal. If you abstain from voting, it will have the same effect as an ABSTAIN vote. Broker non-votes will have no effect.

How are votes counted?

You may either vote FOR all the Class I nominees to our board of directors, or you may WITHHOLD your vote for any nominee you specify. For the ratification of the selection of our independent auditors, you may vote FOR or AGAINST, or you may abstain from voting. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. Abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority in voting power of the shares present at the meeting or represented by proxy and voting for any proposal. However, because approval of these proposals also requires the affirmative vote of a majority in voting power of the shares necessary to constitute a quorum, broker non-votes and abstentions could prevent the approval of these proposals because they do not count as affirmative votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Who counts the votes?

We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

5.	Pure Storage | 2016 Proxy Statement

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2016, to our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041; provided that if the date of next year’s meeting is earlier than May 10, 2017 or later than July 9, 2017, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s meeting. If you wish to nominate a director or submit a proposal that you do not desire to be included in next year’s proxy materials, you must do so between February 9, 2017 and March 11, 2017; provided that if the date of that annual meeting of stockholders is earlier than May 10, 2017 or later than July 9, 2017, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of common stock entitled to vote at the meeting are present at the meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a in voting power of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

We expect that preliminary voting results will be announced during the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

Pure Storage | 2016 Proxy Statement	6.

Proposal 1

Election Of Directors

Our board of directors consists of eight members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are divided into the three classes as follows:

•	Class I directors: Mr. Colgrove and Dr. Dietzen, whose terms will expire at the upcoming meeting;

•	Class II directors: Messrs. Garrett, Slootman and Speiser, whose terms will expire at the annual meeting of stockholders to be held in 2017; and

•	Class III directors: Dr. Sands and Messrs. Bhusri and Volpi, whose terms will expire at the annual meeting of stockholders to be held in 2018.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Pure Storage.

Mr. Colgrove and Dr. Dietzen are currently directors of Pure Storage and have been nominated to serve as Class I directors. Each of these nominees has agreed to stand for reelection at the meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2019 and until his or her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us.

Nominees

Our nominating and corporate governance committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our board of directors. Each of the nominees listed below is currently a director and was elected or appointed to our board of directors prior to our initial public offering.

Our board of directors recommends a vote FOR each Class I director nominee above.

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The following table sets forth, for the Class I nominees and our other directors who will continue in office after the meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held With Pure Storage
Class I directors for election at the 2016 Annual Meeting of Stockholders
Scott Dietzen	53	Chief Executive Officer and Director
John “Coz” Colgrove	53	Founder, Chief Technology Officer and Co-Chairman
Class II directors whose terms expire at the 2017 Annual Meeting of Stockholders
Mike Speiser	45	Co-Chairman
Mark Garrett(1)	58	Director
Frank Slootman(2)	57	Director
Class III directors whose terms expire at the 2018 Annual Meeting of Stockholders
Aneel Bhusri(2)	50	Director
Anita Sands(1)(3)	39	Director
Michelangelo Volpi(1)(3)	49	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the meeting. This includes information regarding each directors’ experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominees for Election Until the 2019 Annual Meeting of Stockholders

Scott Dietzen has served as our Chief Executive Officer and as a member of our board of directors since October 2010. From 2007 to 2009, Dr. Dietzen served in various roles at Yahoo! Inc., an internet technology company, including as interim Senior Vice President of Yahoo! Communications and Communities. From 2005 to 2007, Dr. Dietzen served as President and Chief Technology Officer of Zimbra, Inc., a provider of open source messaging and collaboration software until its sale to Yahoo! in 2007. From 1998 to 2004, Dr. Dietzen served in various roles at BEA Systems, Inc., including as BEA Systems’ Chief Technology Officer. He had served as Vice President, Marketing at WebLogic, Inc., a provider of web application servers, which BEA Systems acquired in 1998. Dr. Dietzen previously served as Principal Technologist at Transarc Corporation, a filesystem software company, which was acquired by IBM. Dr. Dietzen currently serves on the board of directors of Cloudera, Inc. He earned a B.S. in Applied Mathematics and Computer Science and a M.S. and Ph.D. in Computer Science from Carnegie Mellon University. Dr. Dietzen’s qualifications for board service include his deep technology background and his extensive leadership experience across a range of technology companies.

John “Coz” Colgrove has served as our Chief Technology Officer and as a member of our board of directors since founding Pure Storage in October 2009. Since May 2014, Mr. Colgrove has served as Co-Chairman of our board of directors. In 2009, Mr. Colgrove served as an Entrepreneur in Residence at Sutter Hill Ventures, a venture capital firm. From 2005 to 2008, Mr. Colgrove served as a Fellow and Chief Technology Officer for the Datacenter Management Group of Symantec Corporation, an information security firm. Mr. Colgrove was one of the founding engineers and a Fellow at Veritas

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Software Corp., a provider of storage management solutions, which merged with Symantec in 2005. Mr. Colgrove earned his B.S. in Computer Science from Rutgers University and holds over 100 patents in the areas of computer system and data storage design. Mr. Colgrove’s qualifications for board service include his industry knowledge and his experience as a founder of Pure Storage, as well as his leadership experience and deep technical expertise.

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

Mike Speiser has served on our board of directors since October 2009 and as Co-Chairman of our board of directors since May 2014. Since 2008, Mr. Speiser has served as a Managing Director at Sutter Hill Ventures, a venture capital firm. From 2007 to 2008, Mr. Speiser served as Vice President of Community Products at Yahoo! Inc. From 2006 to 2007, Mr. Speiser served as President and Chief Executive Officer of Bix, Inc., an internet company that Mr. Speiser founded. From 2005 to 2006, Mr. Speiser served as a technical advisor to Symantec. From 2001 to 2005, Mr. Speiser served as Vice President of Product Management and Product Marketing at Veritas Software. Mr. Speiser earned a B.A. in Political Science from the University of Arizona and an M.B.A. from Harvard Business School. Mr. Speiser’s qualifications for board service include his early and active involvement with Pure Storage and his extensive leadership and operational experience, as well as his perspective as a venture investor.

Mark Garrett has served on our board of directors since July 2015. Since 2007, Mr. Garrett has served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated, a producer of creative and digital marketing software. From 2004 to 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, an information technology company. From 2002 to 2004 and from 1997 to 1999, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Documentum, Inc., including throughout its acquisition by EMC in December 2003. Mr. Garrett currently serves on the board of directors of Model N, Inc. From October 2008 to August 2015, Mr. Garrett served on the board of directors of Informatica Corporation. Mr. Garrett earned a B.S. in accounting and marketing from Boston University and an M.B.A. from Marist College. Mr. Garrett’s qualifications for board service include his extensive management and financial experience, as well as his relevant industry knowledge.

Frank Slootman has served on our board of directors since May 2014. Since May 2011, Mr. Slootman has served as President and Chief Executive Officer, and as a member of the board of directors, of ServiceNow, Inc., an enterprise IT cloud company. From January 2011 to April 2011, Mr. Slootman served as a Partner with Greylock Partners, a venture capital firm. From 2011 to 2012, Mr. Slootman served as an advisor to EMC Corporation. From 2009 to 2011, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC. From 2003 to 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain Corporation, an information technology company, which was acquired by EMC in 2009. Since August 2011, Mr. Slootman has served as a member of the board of directors of Imperva, Inc. Mr. Slootman earned undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam. Mr. Slootman’s qualifications for board service include his extensive executive leadership and operational experience, as well as his relevant industry knowledge.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Aneel Bhusri has served on our board of directors since July 2010. Since 1999, Mr. Bhusri has served as a partner at Greylock Partners, a venture capital firm. Since 2005, Mr. Bhusri has served as a member of the board of directors of Workday, Inc., an enterprise cloud application provider that he co-founded, as Co-Chief Executive Officer from September 2009 to May 2014, as Chairman from January 2012 to May 2014, and as Chief Executive Officer from May 2014. From 1993 to 2004, Mr. Bhusri held a number of senior management positions with PeopleSoft, Inc., a human resource

9.	Pure Storage | 2016 Proxy Statement

management systems company, including Senior Vice President, Product Strategy, Marketing and Business Development and from 1999 to 2002 and in 2004, as Vice Chairman of the Board of Directors of PeopleSoft. Mr. Bhusri currently serves on the board of directors of Intel Corporation. From 2002 to 2009, Mr. Bhusri was a member of the board of directors of Data Domain Corporation, where he held the position of Chairman from 2007 to 2009. Mr. Bhusri earned a B.S. in Electrical Engineering and a B.A. in Economics from Brown University and an M.B.A. from Stanford University. Mr. Bhusri currently serves on the board of directors of a number of privately held companies. Mr. Bhusri’s qualifications for board service include his extensive executive leadership and operational experience, including his service as an executive and director of multiple high growth technology companies.

Anita Sands has served on our board of directors since July 2015. From April 2012 to September 2013, Dr. Sands served as Group Managing Director and Head of Change Leadership and a member of the Wealth Management Americas Executive Committee of UBS Financial Services, a global financial services firm. From April 2010 to April 2012, Dr. Sands served as Group Managing Director and Chief Operating Officer of Wealth Management Americas at UBS Financial Services. From October 2009 to April 2010, Dr. Sands served as Transformation Consultant at UBS Financial Services. From 2008 to 2009, Dr. Sands served as Managing Director, Head of Transformation Management at Citigroup’s Global Operations and Technology organization. Prior to that, Dr. Sands also held several leadership positions with RBC Financial Group and CIBC. Dr. Sands currently serves on the board of directors of Symantec, and ServiceNow. Dr. Sands earned a B.S. in Physics and Applied Mathematics from The Queen’s University of Belfast, Northern Ireland, a Ph.D. in Atomic and Molecular Physics from The Queen’s University of Belfast, Northern Ireland and a M.S. in Public Policy and Management from Carnegie Mellon University. Dr. Sands’ qualifications for board service include her extensive leadership and operational experience at global financial services firms, as well as her service as a director of multiple large technology companies.

Michelangelo Volpi has served on our board of directors since April 2014. Since July 2009, Mr. Volpi has served as a partner at Index Ventures, a venture capital firm. From 2007 to 2009, Mr. Volpi served as Chief Executive Officer for Joost Inc., an internet video services company. From 1994 to 2007, Mr. Volpi served in various executive roles at Cisco Systems, Inc., a technology company, including Chief Strategy Officer and Senior Vice President and General Manager, Routing and Service Provider Group. Mr. Volpi currently serves on the board of directors of Hortonworks, Inc., Exor S.p.A. and a number of privately held companies. From April 2010 to April 2013, Mr. Volpi served on the board of directors of Telefonaktiebolaget L.M. Ericsson. Mr. Volpi earned a B.S. in Mechanical Engineering, an M.S. in Manufacturing Systems Engineering and an M.B.A. from Stanford University. Mr. Volpi’s qualifications for board service include his leadership experience, expertise as a venture capital investor and knowledge regarding the enterprise technology industry.

Executive Officers

The following is biographical information for our executive officers not discussed above, as of the date of this proxy statement:

Name	Age	Position/Office Held With Pure Storage
David Hatfield	48	President
Timothy Riitters	43	Chief Financial Officer

David Hatfield has served as our President since January 2013. From March 2007 to January 2013, Mr. Hatfield served as Senior Vice President of Worldwide Sales, Marketing, Products and Services and President of SaaS at Limelight Networks, Inc., a digital presence management software company, where he was responsible for establishing their customer operations and global channel.

Pure Storage | 2016 Proxy Statement	10.

From 2006 to 2007, Mr. Hatfield served as Vice President-General Manager of Professional Services for the Americas at Symantec and as Symantec’s Vice President of Sales from 2005 to 2006. From 2003 to 2005, Mr. Hatfield served as Vice President of Sales at Veritas Software. Mr. Hatfield earned a B.S. in Political Science from Santa Clara University.

Timothy Riitters has served as our Chief Financial Officer since August 2014. From January 2010 to August 2014, Mr. Riitters served as Senior Director of Corporate Finance at Google, Inc., an internet technology company, where he was responsible for overseeing their annual planning and budget process. From 2007 to 2010, Mr. Riitters served as Director, EMEA Financial Operations at Google, and from 2004 to 2007, as Finance Process Manager. From 2002 to 2004, Mr. Riitters served as a Senior Product Manager at Siebel Systems, Inc., a software company. Mr. Riitters previously worked at Deloitte & Touche LLP. Mr. Riitters is a certified public accountant (inactive) and earned a B.S. in Accounting from the University of Minnesota and an M.B.A. from Northwestern University.

11.	Pure Storage | 2016 Proxy Statement

Proposal No. 2

Ratification of Selection of Independent

Registered Public Accounting Firm

Our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017 and has further directed that management submit this selection for ratification by the stockholders at the meeting. Deloitte & Touche has served as our independent registered public accounting firm for our three prior fiscal years. Representatives of Deloitte & Touche are expected to be present during the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Pure Storage and its stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche for the fiscal years ended January 31, 2015 and 2016.

	Fiscal Year Ended January 31,
	2015	2016
Audit fees(1)	$1,172,768	$2,886,679
Tax fees(2)	118,319	425,841
All other fees	-	-
Total fees	$1,291,087	$3,312,520

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings. Fees for our fiscal years ended January 31, 2015 and 2016 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our Class A common stock completed in October 2015.

(2)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Our board of directors recommends a vote FOR the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2017.

Pure Storage | 2016 Proxy Statement	12.

Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

All of the services provided by Deloitte & Touche for our fiscal years ended January 31, 2015 and 2016 described above were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

Report of the Audit Committee

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2016 with the management of Pure Storage. The audit committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in Pure Storage’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016.

The Audit Committee

Mark Garrett (chair)

Anita Sands

Michelangelo Volpi

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Pure Storage under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

13.	Pure Storage | 2016 Proxy Statement

Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our board of directors.

Director Independence

Our Class A common stock is listed on the New York Stock Exchange (NYSE). Under the listing requirements and rules of the NYSE, independent directors must comprise a majority of our board of directors.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Dr. Sands and Messrs. Bhusri, Garrett, Slootman and Volpi do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Mr. Speiser is not independent due to an equity incentive award, which remains subject to vesting, in exchange for his interim oversight of a portion of our research and development team from April 2013 to November 2013. Dr. Dietzen and Mr. Colgrove are not independent due to their positions as our executive officers.

Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock, and with respect to Mr. Bhusri, his position as the Chief Executive Officer of Workday, Inc., Mr. Slootman, his position as President and Chief Executive Officer of ServiceNow, Inc. and Mr. Garrett, his position as the Chief Financial Officer of Adobe Systems Incorporated. In the ordinary course of business, each of Workday, ServiceNow and Adobe, have purchased our products and related services, and we have purchased products and related services from Workday, ServiceNow and Adobe.

Board Leadership

Messrs. Colgrove and Speiser serve as Co-Chairman of our board of directors. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from the extensive executive leadership and operational experience of Messrs. Colgrove and Speiser. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Messrs. Colgrove and Speiser bring company-specific experience and expertise.

Executive Sessions of Independent Directors

In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, our board of directors has a policy of conducting executive sessions of non-management directors during each regularly scheduled board meeting and at such other times if requested by a non-management director. The non-management directors provide feedback to executive management, as needed, promptly after the executive session. Neither Dr. Dietzen nor Mr. Colgrove participates in such sessions. In addition, we hold executive sessions including only independent directors at least once a year. The presiding director at each executive session is chosen by the directors present at that meeting.

Pure Storage | 2016 Proxy Statement	14.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The composition and functions of each committee are described below.

Audit Committee

Our audit committee consists of Dr. Sands and Messrs. Volpi and Garrett. The chair of our audit committee is Mr. Garrett. Our board of directors has determined that Dr. Sands and Messrs. Volpi and Garrett are independent under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our board of directors has determined that Mr. Garrett is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of our independent registered public accounting firm;

•

discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by our independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

15.	Pure Storage | 2016 Proxy Statement

Compensation Committee

Our compensation committee consists of Messrs. Bhusri and Slootman. The chair of our compensation committee is Mr. Bhusri. Our board of directors has determined that Messrs. Bhusri and Slootman are independent under NYSE listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committees compensation advisers;

•

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendation to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers that report to him, except that our chief executive officer does not make recommendations as to his own compensation. Our chief executive officer, in consultation with our chief financial officer, makes recommendations to our compensation committee regarding short and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

In 2015, our compensation committee delegated authority to our chief executive officer to grant, without any further action required by the committee, stock options and restricted stock units to employees who are not our executive officers. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by our compensation committee or board of directors. In particular, our chief executive officer may not

Pure Storage | 2016 Proxy Statement	16.

grant options or restricted stock units to acquire more than an aggregate of 150,000 shares per employee. Typically, as part of its oversight function, our compensation committee will review on an annual basis the list of grants made by the subcommittee.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. During our last fiscal year, our compensation committee engaged Compensia, Inc. (Compensia), a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to our compensation committee and does not provide any non-compensation related services to Pure Storage.

Our compensation committee further instructed Compensia to evaluate the following components to assist the committee in establishing compensation for our last fiscal year:

•	Base salary;

•	Target and actual annual incentive compensation;

•	Target and actual total cash compensation (base salary and annual incentive compensation);

•	Long-term incentive compensation (equity awards); and

•	Beneficial ownership of our common stock.

Our compensation committee has reviewed the independence of Compensia, employing the independence factors specified in the NYSE listing standards and the SEC’s rules and regulations. Based on this assessment, the compensation committee determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, our compensation committee evaluated the independence of its other outside advisors, including outside legal counsel, considering the same independence factors, and concluded their work for our compensation committee does not raise any conflicts of interest.

Compensation Committee Interlocks and Insider Participation

Neither Mr. Bhusri nor Mr. Slootman, the members of our compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Sands and Mr. Volpi. The chair of our nominating and corporate governance committee is Dr. Sands. Each member of the nominating and corporate governance committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the board of directors in accordance with the applicable NYSE listing standards.

17.	Pure Storage | 2016 Proxy Statement

Specific responsibilities of our nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of the committees of the board of directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the board of directors’ performance.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Pure Storage’s stockholders. These qualifications may be modified from time to time. The committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of our board of directors and the company, to maintain a balance of knowledge, experience and capability. The committee takes into account the current composition of our board of directors, the operating requirements of the company and the long-term interests of stockholders.

In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee will review directors’ prior service to Pure Storage, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

As a new public company, our nominating and corporate governance committee has not yet implemented a formal policy regarding consideration of director candidates recommended by stockholders. The committee intends to consider implementing a policy regarding consideration of director candidates recommended by stockholders during this fiscal year.

Pure Storage | 2016 Proxy Statement	18.

Board and Committee Meetings and Attendance

Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met eight times during our last fiscal year. The audit committee met four times during our last fiscal year. The compensation committee met one time during our last fiscal year. The nominating and corporate governance committee met one time during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served.

We encourage our directors and nominees for director to attend our annual meeting of stockholders.

Code of Conduct and Corporate Governance Guidelines

We have adopted a code of conduct that applies to all of our directors, officers and employees. We plan to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website. Our board of directors has also adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of the business of Pure Storage in accordance with its fiduciary responsibilities. Our code of conduct, applicable waivers thereof, and our corporate governance guidelines are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com.

Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

19.	Pure Storage | 2016 Proxy Statement

Director Compensation

Fiscal 2016 Director Compensation Table

The following table provides information regarding the total compensation that was granted to each of our non-employee directors in our fiscal year ended January 31, 2016. Our non-employee directors did not receive any cash compensation for their service on our board of directors or committees of our board of directors in our fiscal year ended January 31, 2016.

Name	Option Awards(1)
Aneel Bhusri	$ –
Satish Dharmaraj(2)	–
Mark Garrett	2,603,758(3)
Anita Sands	2,589,461(4)
Frank Slootman	–
Mike Speiser	–
Michelangelo Volpi	–

(1)

The amount shown in this column does not reflect dollar amount actually received by the director. Instead, this amount reflects the aggregate grant date fair value of this stock option granted in the fiscal year ended January 31, 2016, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 25, 2016.

(2)	Mr. Dharmaraj resigned from our board of directors in July 2015.
(3)

Mr. Garrett joined our board of directors in July 2015. In July 2015, we granted Mr. Garrett an option to purchase 300,000 shares of our Class B common stock with an exercise price of $18.16 per share. The shares vest monthly over six years, with 5,000 of the shares vesting monthly over the first three years and 3,333 of the shares vesting monthly over the subsequent three years, subject to continued service on our board of directors through each relevant vesting date.

(4)

Dr. Sands joined our board of directors in July 2015. In July 2015, we granted Dr. Sands an option to purchase 300,000 shares of our Class B common stock with an exercise price of $18.16 per share. The shares vest monthly over six years, with 5,000 of the shares vesting monthly over the first three years and 3,333 of the shares vesting monthly over the subsequent three years, subject to continued service on our board of directors through each relevant vesting date.

From time to time, we have granted equity incentive awards to certain of our non-employee directors as compensation for their services and intend to continue to do so on an annual basis when we review the compensation of our non-employee directors. As of January 31, 2016, Dr. Sands and Messrs. Garrett and Slootman held options to purchase 300,000, 300,000 and 520,000 shares of Class B common stock, respectively, and Mr. Speiser beneficially owned 960,863 shares of our Class B common stock issued upon early exercise of a stock option, subject to a right of repurchase in favor of us. In April 2016, we granted each of Dr. Sands and Messrs. Garrett and Slootman an option to purchase 20,000 shares of our Class A common stock with an exercise price of $14.32 per share. The shares will vest monthly over one year, such that all will vest by June 2017.

Pure Storage | 2016 Proxy Statement	20.

Non-employee Director Compensation Policy

In April 2016, following market research and advice from Compensia, our board of directors adopted a non-employee director compensation policy, to be effective immediately, pursuant to which our non-employee directors are eligible to receive cash compensation for service on our board of directors and committees of our board of directors. Directors originally elected to our board of directors as a representative of a venture capital firm, including Messrs. Bhusri, Speiser and Volpi, will not be eligible for compensation under this policy. We will reimburse our directors for their reasonable out-of-pocket expenses in connection with attending board of directors and committee meetings.

Eligible directors are entitled to receive cash compensation as follows:

Annual Cash Retainer
Annual retainer	$30,000
Additional retainer for audit committee chair	20,000
Additional retainer for audit committee member	10,000
Additional retainer for compensation committee chair	12,000
Additional retainer for compensation committee member	6,000
Additional retainer for nominating and governance committee chair	8,000
Additional retainer for nominating and governance committee member	4,000

*	Paid quarterly in arrears.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of Pure Storage’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Pure Storage. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Communications with our Board Of Directors

Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.

21.	Pure Storage | 2016 Proxy Statement

Security Ownership

The following table sets forth, as of April 11, 2016, certain information with respect to the beneficial ownership of our common stock: (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Class A common stock or Class B common stock, (b) by each of our directors, (c) by each of our executive officers, and (d) by all of our current executive officers and directors as a group.

The percentage of shares beneficially owned shown in the table is based on 61,887,195 shares of Class A common stock and 131,284,454 shares of our Class B common stock outstanding as of April 11, 2016. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 11, 2016. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Pure Storage | 2016 Proxy Statement	22.

Except as otherwise noted below, the address for persons listed in the table is c/o Pure Storage, Inc., 650 Castro Street, Suite 400, Mountain View, California 94041.

	Shares Beneficially Owned				% of Total Voting Power (1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%

Executive Officers:
Scott Dietzen (2)	2,941	*	7,306,083	5.6	5.3
David Hatfield (3)	2,941	*	2,458,620	1.9	1.8
Timothy Riitters (4)	–	–	459,375	*	*
John Colgrove (5)	–	–	13,553,926	10.3	9.9
Directors:
Aneel Bhusri (6)	1,382,012	2.2	26,838,635	20.4	19.6
Mark Garrett (7)	–	–	300,000	*	*
Anita Sands (8)	–	–	300,000	*	*
Frank Slootman (9)	176,208	*	373,333	*	*
Mike Speiser (10)	–	–	29,992,045	22.8	21.8
Michelangelo Volpi (11)	–	–	6,829,395	5.2	5.0
All directors and executive officers as a group (10 persons) (12)	1,564,102	2.5	88,411,412	66.1	64.4

5% Stockholders:
Persons affiliated with Sutter Hill Ventures (13)	–	–	39,547,312	30.1	28.8
Entities affiliated with Greylock (14)	1,382,012	2.2	26,838,635	20.4	19.6
Wellington Management Group, LLP (15)	14,601,419	23.6	–	–	1.1
T. Rowe Price Associates, Inc. (16)	9,122,770	14.7	–	–	*
Entities affiliated with Redpoint Ventures (17)	–	–	9,095,089	6.9	6.6
FMR LLC (18)	4,654,598	7.5	4,242,615	3.2	3.4
Entities affiliated with Index Ventures (19)	–	–	6,829,395	5.2	5.0
BlackRock, Inc. (20)	4,173,913	6.7	–	–	*

*	Denotes less than 1%

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Consists of (i) 2,941 shares of Class A common stock held by Dr. Dietzen; (ii) 5,906,083 shares of Class B common stock held by Scott Dietzen and Katherine Dietzen, Co-Trustees of the Dietzen Living Trust, dated January 16, 2009, over which Dr. Dietzen shares voting and dispositive power, 461,571 shares of which are unvested and subject to our right of repurchase; and (ii) 1,400,000 shares of Class B common stock held by JP Morgan Trust Company of Delaware, as Trustee of the Dietzen Family 2014 Irrevocable Trust GST Exempt Trust under agreement dated March 25, 2014, over which Dr. Dietzen shares voting and dispositive power.

(3)

Consists of (i) 2,941 shares of Class A common stock held by Mr. Hatfield; (ii) 18,666 shares of Class B common stock held by DMH 2013 Irrevocable Trust, 18,666 shares of Class B common stock held by JHH 2013 Irrevocable Trust, and 18,666 shares of Class B common stock held by KGH 2013 Irrevocable Trust, over which Mr. Hatfield has voting and dispositive

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power; (iii) 1,350,510 shares of Class B common stock held directly by Mr. Hatfield; and (iv) 1,052,112 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days after April 11, 2016.

(4)	Consists of 459,375 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days after April 11, 2016.

(5)

Consists of (i) 2,250,000 shares of Class B common stock held by Eric Edward Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE; (ii) 2,250,000 shares of Class B common stock held by Richard Winston Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE; (iii) 1,553,926 shares of Class B common stock held by the Colgrove Family Living Trust, over which Mr. Colgrove shares voting and dispositive power, 600,000 shares of which are unvested and subject to our right of repurchase; and (iv) 7,500,000 shares of Class B common stock held directly by Mr. Colgrove.

(6)

Mr. Bhusri does not own shares in his individual capacity. Mr. Bhusri is a Partner at Greylock Partners and shares voting and investment power over the shares held by Greylock XIII Limited Partnership, Greylock XIII-A Limited Partnership, Greylock XIV Limited Partnership and Greylock XIV-A Limited Partnership. See Footnote 14.

(7)	Consists of 300,000 shares of Class B common stock that are exercisable pursuant to stock options, of which 55,000 shares will be vested within 60 days after April 11, 2016.

(8)	Consists of 300,000 shares of Class B common stock that are exercisable pursuant to stock options, of which 50,000 shares will be vested within 60 days after April 11, 2016.

(9)

Consists of (i) 176,208 shares of Class A common stock held by the Slootman Living Trust, dated September 8, 1999, and (ii) 373,333 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days after April 11, 2016.

(10)

Consists of (i) 2,938,406 shares of Class B common stock held by Speiser Trust, of which Mr. Speiser is a trustee, 60,848 shares of which are unvested and subject to our right of repurchase; (ii) 377,173 shares of Class B common stock held by Chatter Peak Partners, L.P., of which Mr. Speiser is a trustee of a trust which is the general partner, 44,590 shares of which are unvested and subject to our right of repurchase; (iii) 6,000 shares of Class B common stock held by Wells Fargo Bank, N.A. FBO Michael L. Speiser Roth IRA, Mr. Speiser’s Roth IRA account; and (iv) 43,800 shares of Class B common stock held by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Michael L. Speiser, a retirement trust for the benefit of Mr. Speiser. Mr. Speiser is a managing director and member of the management committee of the general partner of Sutter Hill Ventures and shares voting and investment power over the shares held of record by Sutter Hill Ventures. See Footnote 13.

(11)

Mr. Volpi is a partner within the Index Ventures group. Advisors within the Index Ventures group provide advice to Index Ventures Growth II (Jersey), L.P., Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P., Index Ventures VI (Jersey), L.P., Index Ventures VI Parallel Entrepreneur Fund (Jersey), L.P. and Yucca (Jersey) SLP (collectively, the Index Funds). Mr. Volpi is involved in making recommendations to the Index Funds, but does not hold voting or dispositive power over the shares held by the Index Funds. See Footnote 19.

(12)

Consists of (i) 87,490,694 shares of common stock held by our current directors and executive officers and entities affiliated with certain of our directors, 2,022,434 shares of which are unvested and subject to our right of repurchase, and (ii) 2,484,820 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 11, 2016.

Pure Storage | 2016 Proxy Statement	24.

(13)

Mr. Speiser is a managing director and member of the management committee (the Management Committee) of the general partner of Sutter Hill Ventures, a California Limited Partnership (Sutter Hill Ventures), which holds of record 26,626,666 shares of Class B common stock, 855,425 shares of which are unvested and subject to our right of repurchase. In such capacity, Mr. Speiser shares, with each of the other members of the Management Committee named below (each, a Management Committee Member), voting and investment power over the shares held of record by Sutter Hill Ventures. In addition, this amount also includes: (i) 2,938,406 shares of Class B common stock held by Speiser Trust, of which Mr. Speiser is a trustee, 60,848 shares of which are unvested and subject to our right of repurchase; (ii) 377,173 shares of Class B common stock held by Chatter Peak Partners, L.P., of which Mr. Speiser is a trustee of a trust which is the general partner, 44,590 shares of which are unvested and subject to our right of repurchase; (iii) 6,000 shares of Class B common stock held by Wells Fargo Bank, N.A. FBO Michael L. Speiser Roth IRA, Mr. Speiser’s Roth IRA account; and (iv) 43,800 shares of Class B common stock held by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Michael L. Speiser, a retirement trust for the benefit of Mr. Speiser. This amount also includes: (i) an aggregate of 2,093,370 shares of Class B common stock held by entities controlled by Jeffrey W. Bird, a Management Committee Member, 64,578 shares of which are unvested and subject to our right of repurchase; (ii) an aggregate of 4,418,966 shares of Class B common stock held by entities controlled by Tench Coxe, a Management Committee Member, 134,357 shares of which are unvested and subject to our right of repurchase; (iii) an aggregate of 308,179 shares of Class B common stock held by entities controlled by Stefan A. Dyckerhoff, a Management Committee Member, 21,425 shares of which are unvested and subject to our right of repurchase; (iv) an aggregate of 444,979 shares of Class B common stock held by entities controlled by Samuel J. Pullara III, a Management Committee Member, 21,425 shares of which are unvested and subject to our right of repurchase; and (v) an aggregate of 2,289,773 shares of Class B common stock held by entities controlled by James N. White, a Management Committee Member, 70,388 shares of which are unvested and subject to our right of repurchase. Sutter Hill Ventures is located at 755 Page Mill Road, A-200, Palo Alto, CA 94304.

(14)

Consists of (i) 24,621,929 shares of Class B common stock held by Greylock XIII Limited Partnership; (ii) 2,216,706 shares of Class B common stock held by Greylock XIII-A Limited Partnership; (iii) 1,309,275 shares of Class A common stock held directly by Greylock XIV Limited Partnership; and (iv) 72,737 shares of Class A common stock held directly by Greylock XIV-A Limited Partnership. Greylock XIII GP LLC is the general partner of Greylock XIII Limited Partnership and Greylock XIII-A Limited Partnership and as such may be deemed to have indirect beneficial ownership of an indeterminate amount of such shares. Aneel Bhusri (a member of our board of directors), William Helman, David Sze and Donald Sullivan are the senior managing members of Greylock XIII GP LLC and share voting and investment power over the shares held by Greylock XIII Limited Partnership and Greylock XIII-A Limited Partnership. Based on information contained in a Schedule 13G filed on February 16, 2016, Messrs. Bhusri, Helman, Sze, Sullivan and Reid Hoffman are the senior managing members of Greylock XIV GP LLC, may be deemed to beneficially own the shares of stock held directly by Greylock XIV Limited Partnership and Greylock XIV-A Limited Partnership. Greylock Partners is located at 2550 Sand Hill Road, Menlo Park, CA 94025.

(15)

Based on information contained in a Schedule 13G filed on April 11, 2016, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (Wellington) beneficially own 14,601,419 shares of Class A common stock, which are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. Wellington is located at 280 Congress Street, Boston, MA 02210.

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(16)

Based on information contained in a Schedule 13G filed on April 11, 2016, T. Rowe Price Associates, Inc. (Price Associates) beneficially owns 9,122,770 shares of Class A common stock. Price Associates is an investment adviser registered under the Investment Advisers Act of 1940. Price Associates is located at 100 E. Pratt Street, Baltimore, Maryland 21202.

(17)

Consists of (i) 227,377 shares of Class B common stock held of record by Redpoint Associates IV, LLC (RA IV) and (ii) 8,867,712 shares of Class B common stock held of record by Redpoint Ventures IV, L.P. (RV IV). Redpoint Ventures IV, LLC (RV IV LLC) serves as the sole general partner of RV IV and the managers of RV IV LLC commonly control RA IV. As such, RV IV LLC possesses power to direct the voting and disposition of the shares owned by RV IV and RA IV and may be deemed to have indirect beneficial ownership of the shares held by RV IV and RA IV. RV IV LLC does not own any shares directly. Allen Beasley, Jeffrey D. Brody, Satish Dharmaraj, R. Thomas Dyal, Timothy M. Haley, Christopher B. Moore, Scott C. Raney, John L. Walecka and Geoffrey Y. Yang are the managers of RV IV LLC and share voting and investment power over the shares held by RA IV and RV IV. The entities affiliated with Redpoint is located at 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, CA 94025.

(18)

Based on information contained in a Schedule 13G filed on April 11, 2016, FMR LLC (FMR) beneficially owns 4,654,598 shares of Class A common stock and 4,242,615 shares of Class B common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.

(19)

Consists of (i) 2,228,754 shares of Class B common stock held of record by Index Ventures Growth II (Jersey), L.P., (ii) 32,942 shares of Class B common stock held of record by Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P., (iii) 4,393,646 shares of Class B common stock held of record by Index Ventures VI (Jersey), L.P., (iv) 88,686 shares of Class B common stock held of record by Index Ventures VI Parallel Entrepreneur Fund (Jersey), L.P. and (v) 85,367 shares of Class B common stock held of record by Yucca (Jersey) SLP. Index Ventures Growth Associates II Limited (IVA II), is the general partner of Index Ventures Growth II (Jersey), L.P. and Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P. Index Ventures Associates VI Limited (IVA VI), is the general partner of Index Ventures VI (Jersey), L.P. and Index Ventures VI Parallel Entrepreneur Fund (Jersey), L.P. Yucca (Jersey) SLP is a co-investment vehicle that is contractually required to mirror the Index Funds’ investment. Bernard Dallé, David Hall, Phil Balderson, Ian Henderson, Nigel Greenwood and Sinéad Meehan are the members of the board of directors of IVA II and IVA VI and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by these entities. Advisors within the Index Ventures group provide advice to the Index Funds but do not have any voting, investment and dispositive power with respect to the shares held by these entities. Mr. Volpi, who is a member of our board of directors, is a partner within the Index Ventures group. The principal address of the Index Funds and Yucca (Jersey) SLP is 44 Esplanade, St Helier, Jersey JE4 9WG, Channel Islands.

(20)

Based on information contained in a Schedule 13G filed on January 8, 2016, BlackRock, Inc. (BlackRock) beneficially owns 4,173,913 shares of Class A common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

Pure Storage | 2016 Proxy Statement	26.

Executive Compensation

Our named executive officers, consisting of our principal executive officer and the next two most highly compensated executive officers as of January 31, 2016, were:

•	Scott Dietzen, Chief Executive Officer;

•	John Colgrove, Founder, Chief Technology Officer and Co-Chairman; and

•	David Hatfield, President.

Fiscal 2016 Summary Compensation Table

The following table presents all of the compensation awarded to, or earned by, our named executive officers during the fiscal year ended January 31, 2016.

Name and Principal Position	Year	Salary	Option Awards(1)	Nonequity Incentive Plan Compensation	All Other Compensation		Total
Scott Dietzen	2016	$250,000	$1,769,355	$105,150(2)	$ -		$2,124,505
Chief Executive Officer	2015	250,000	3,189,524	111,864(2)	1,404,388	(4)	4,955,776
John Colgrove	2016	220,833	1,769,355	105,150(2)	-		2,095,338
Chief Technology Officer
David Hatfield	2016	300,000	1,842,493	399,991(3)	-		2,542,484
President	2015	300,000	2,657,937	425,332(3)	7,274,645	(5)	10,657,914

(1)

The amount shown in this column does not reflect dollar amount actually received by our named executive officers. Instead, this amount reflects the aggregate grant date fair value of this stock option granted in the applicable fiscal year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 25, 2016.

(2)

Represents quarterly bonuses earned by Dr. Dietzen and Mr. Colgrove under our incentive compensation plan for officers. The amounts reported represent performance-based cash incentives earned by each named executive officer based on the achievement of certain company goals and the individual’s target incentive compensation amount. Incentive compensation awards are paid quarterly, based on the achievement of the objectives agreed to at the beginning of each quarter.

(3)	Represents sales commissions earned by Mr. Hatfield during the applicable fiscal year.
(4)

Includes (i) $1,395,423 of shares sold by Dr. Dietzen in our July 2014 tender offer, which is the difference between the purchase price per share of $15.7259 paid by us and $8.46 per share, the fair market value of the shares as of the date of repurchase; (ii) $4,500 in employer contributions to Dr. Dietzen’s health savings account; (iii) $3,832 in travel expenses associated with Dr. Dietzen’s spouse attending a company-sponsored event; and (iv) $633 in life insurance premiums.

(5)

Includes (i) $7,265,900 of shares sold by Mr. Hatfield in our July 2014 tender offer, which is the difference between the purchase price per share of $15.7259 paid by us and $8.46 per share, the fair market value of the shares as of the date of repurchase; (ii) $4,500 in employer contributions to Mr. Hatfield’s health savings account; (iii) $3,832 in travel expenses associated with Mr. Hatfield’s spouse attending a company-sponsored event; and (iv) $413 in life insurance premiums.

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Outstanding Equity Awards as of January 31, 2016

The following table presents information regarding outstanding equity awards held by our named executive officers as of January 31, 2016. All awards were granted under our 2009 Equity Incentive Plan.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date
Scott Dietzen	01/30/2014	03/20/2017	-	300,000(1)(2)	$2.58	01/29/2024
	03/28/2014	04/01/2018	-	600,000(1)(3)	$2.98	03/27/2024
	09/23/2015	01/01/2020	-	83,333(1)(2)	$17.00	09/22/2025
	09/23/2015	01/01/2021	-	125,000(1)(2)	$17.00	09/22/2025
John Colgrove	03/28/2014	04/01/2018	-	600,000(1)(3)	$2.98	03/27/2024
	09/23/2015	01/01/2020	-	83,333(1)(2)	$17.00	09/22/2025
	09/23/2015	01/01/2021	-	125,000(1)(2)	$17.00	09/22/2025
David Hatfield	02/06/2013	01/15/2013	1,052,112(1)(4)	-	$1.23	02/05/2023
	01/30/2014	07/15/2016	-	400,000(1)(5)	$2.58	01/29/2024
	03/28/2014	01/01/2018	-	500,000(1)(3)	$2.98	03/27/2024
	03/17/2015	02/15/2020	-	150,000(1)(2)	$13.20	03/16/2025
	09/23/2015	03/15/2021	-	75,000(1)(6)	$17.00	09/22/2025

(1)

The unvested shares subject to this option are subject to accelerated vesting upon a qualifying termination, as described in the section titled “Employment, Severance and Change in Control Agreements.”

(2)

1/12th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service. No shares were vested as of January 31, 2016.

(3)

1/24th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service. No shares were vested as of January 31, 2016.

(4)

1/48th of the total shares subject to this option will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service. 215,346 shares subject to this option were vested as of January 31, 2016. The shares subject to this option are early exercisable by Mr. Hatfield, subject to our right to repurchase unvested shares in the event Mr. Hatfield’s employment terminates.

(5)

1/18th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service. No shares were vested as of January 31, 2016.

(6)

1/10th of the total shares subject to this option grant will vest monthly measured from the vesting commencement date, subject to executive officer’s continued services. No shares were vested as of January 31, 2016.

Pure Storage | 2016 Proxy Statement	28.

Employment, Severance and Change in Control Agreements

Offer Letters

We have offer letters with each of our executive officers other than Mr. Colgrove. The offer letters generally provide for at-will employment and set forth the executive officer’s initial base salary, initial equity grant amount, eligibility for employee benefits and in some cases severance benefits upon a qualifying termination of employment. In addition, each of our named executive officers has executed of our standard proprietary information and inventions agreement. The key terms of employment with our executive officers are described below. Please see “Outstanding Equity Awards as of January 31, 2016” above for a presentation of options held by our named executive officers.

Scott Dietzen

In September 2010, we entered into an offer letter agreement with Scott Dietzen, our Chief Executive Officer. Dr. Dietzen’s current annual base salary is $250,000. Effective May 1, 2016, Dr. Dietzen is eligible to earn a bonus with an annual target $200,000, an increase from $100,000, to be paid in quarterly installments based on the achievement of certain company goals.

If Dr. Dietzen’s employment is terminated without cause or he terminates his employment for good reason, on or within 12 months following a change in control, all outstanding shares subject to his outstanding equity awards shall vest in full as of his termination date. Dr. Dietzen must sign a release of claims agreement as a pre-condition of receiving this termination benefit.

John Colgrove

Mr. Colgrove’s current annual base salary is $250,000. Effective May 1, 2016, Mr. Colgrove is eligible to earn a bonus with an annual target $200,000, an increase from $100,000, to be paid in quarterly installments based on the achievement of certain company goals.

If Mr. Colgrove’s employment is terminated without cause or he terminates his employment for good reason on or within 18 months following a change in control, all unvested shares of stock subject to his outstanding equity awards shall immediately become fully vested.

David Hatfield

In November 2012, we entered into an offer letter agreement with David Hatfield, our President. Mr. Hatfield’s current annual base salary is $300,000. Mr. Hatfield is entitled to earn sales commissions based on his and our performance against annual targets with quarterly objectives, with a target commission of $300,000.

Pursuant to the terms of his offer letter, if Mr. Hatfield’s employment is terminated without cause or he terminates his employment for good reason, and other than as result of his death or disability, he will be eligible to receive certain severance benefits, the conditions of which vary depending on whether such termination occurs in connection with a change in control. If termination of employment occurs absent a change in control, Mr. Hatfield will be eligible to receive continuation of his base salary and reimbursement of COBRA payments for a period of nine months and vesting of 25% of the then-unvested shares subject to any then-outstanding stock options. If termination of employment occurs on or within 18 months following a change in control, Mr. Hatfield will be eligible to receive the salary and COBRA payments as described in the preceding sentence and vesting of all of the then-unvested shares subject to any then outstanding stock options. Mr. Hatfield must sign a release of claims agreement as a pre-condition of receiving these termination benefits.

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Timothy Riitters

In August 2014, we entered into an offer letter agreement with Timothy Riitters, our Chief Financial Officer. Mr. Riitters’ current annual base salary is $320,000. Mr. Riitters is eligible to earn a bonus with an annual target of $130,000, to be paid in quarterly installments based on the achievement of certain company goals. In April 2016, we granted Mr. Riitters a RSU award covering 35,000 shares of Class A common stock that will vest as to 1/4th of the shares every quarter after June 20, 2016, such that this award will vest in full by June 2017.

Pursuant to the terms of his offer letter, if Mr. Riitters’ employment is terminated without cause or if he terminates his employment for good reason, and other than as result of his death or disability, he will be eligible to receive certain severance benefits, the conditions of which vary depending on whether such termination occurs in connection with a change in control. If termination of employment occurs absent a change in control, Mr. Riitters will be eligible to receive continuation of his base salary and reimbursement of COBRA payments for a period of nine months and he will continue to vest in his option for six months after the date of such termination. If termination of employment occurs on or within 12 months following a change in control, Mr. Riitters will be eligible to receive the salary and COBRA payments as described in the preceding sentence and vesting of all of the then-unvested shares subject to any then outstanding stock options. Mr. Riitters must sign a release of claims agreement as a pre-condition of receiving these termination benefits.

Change in Control Severance Benefit Plan

In September 2015, we adopted a Change in Control Severance Benefit Plan (the Severance Plan). Employees with the title of vice president or above, including each of our executive officers, are eligible participants under the Severance Plan. Under the Severance Plan, each eligible participant who suffers an involuntary termination within the period starting three months prior to a change in control and ending on the 12-month anniversary of the change in control, will receive (i) a lump sum cash payment equal to six months of the participant’s then-current base salary, (ii) a lump sum cash payment equal to six months of the participant’s then-current annual target bonus, (iii) up to six months of company-paid health insurance coverage, and (iv) accelerated vesting of 100% of the shares subject to each time-based vesting equity award held by such participant. These benefits are subject to a “best after tax” provision in the case the benefits would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the U.S. Internal Revenue Code of 1986. If an employee is an eligible participant and otherwise eligible to receive severance benefits under the Severance Plan that are of the same category and would otherwise duplicate the benefits available under the terms of any other agreement the participant has with us, the participant will receive severance benefits under such other agreement in lieu of any Severance Plan benefits to the extent such benefits are duplicative, and severance benefits will be provided under the Severance Plan only to the extent, if any, that Severance Plan benefits are not duplicative benefits.

Pure Storage | 2016 Proxy Statement	30.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of January 31, 2016. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity plans approved by stockholders	68,879,087	$6.43	28,837,800
Equity plans not approved by stockholders	-	-	-

(1)	The weighted average exercise price is calculated based solely on outstanding stock options, and does not take into account stock underlying restricted stock units, which have no exercise price.

(2)

Includes the following plans: 2009 Equity Incentive Plan, 2015 Equity Incentive Plan (2015 Plan) and 2015 Employee Stock Purchase Plan (ESPP). Our 2015 Plan provides that the total number of shares reserved of Class A common stock reserved for issuance thereunder will be automatically increased, on February 1st of each calendar year, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month prior to the date of each automatic increase, or a lesser number of shares determined by our board of directors. Our ESPP provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased on February 1st of each calendar year by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month prior to the date of the automatic increase, and (ii) 3,500,000 share; provided that the board of directors may determine that such increase will be less than the amount set forth above. Accordingly, on February 1, 2016, the number of shares of Class A common stock available for issuance under our 2015 Plan and our ESPP increased by 9,525,472 shares and 1,905,094 shares, pursuant to these provisions. These increases are not reflected in the table above.

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Transactions With Related Persons

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

We are a party to an investor rights agreement with certain holders of our common stock, including Mike Speiser and Frank Slootman (members of our board of directors) and entities affiliated with Greylock Partners, Index Ventures and Sutter Hill Ventures, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. Aneel Bhusri, Michelangelo Volpi and Mike Speiser, members of our board of directors, are affiliated with Greylock Partners, Index Ventures and Sutter Hill Ventures, respectively.

Referral Services Agreement with Doug Mohr

In 2010, we first entered into a services relationship with Douglas Mohr, pursuant to which Mr. Mohr referred engineering candidates to us. In November 2014, Mr. Mohr joined Sutter Hill Research (a subsidiary of Sutter Hill Management Company, which manages Sutter Hill Ventures, one of our largest stockholders) as its president and chief executive officer. The parties continued to operate pursuant to the terms of a preexisting services agreement, except that cash payments were invoiced by, and paid to, Sutter Hill Research. Both Messrs. Speiser and Mohr are managing directors of Sutter Hill Ventures and members of Sutter Hill Management Company, and Mr. Speiser is a member of our board of directors. Under the agreement, we paid Sutter Hill Research a cash payment of $35,000 for each candidate we hired who was referred to us by Sutter Hill Research. In the fiscal year ended January 31, 2016, we paid Sutter Hill Research an aggregate of $350,000 pursuant to the preexisting services agreement. The services agreement expired in February 2016, and we have not hired any candidate referred by Sutter Hill Research pursuant to the services agreement following January 31, 2016.

Employment Arrangements and Equity Grants

We have entered into offer letters with our executive officers and have adopted a Change in Control Severance Benefit Plan. For more information regarding these arrangements, see the section titled “Employment, Severance and Change of Control Agreements.”

We have granted stock options to our executive officers and certain members of our board of directors. For a description of these stock options, see the sections titled “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and bylaws will also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Pure Storage | 2016 Proxy Statement	32.

Related-Party Transaction Policy

We have adopted a policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

33.	Pure Storage | 2016 Proxy Statement

Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the virtual annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Scott Dietzen
Chief Executive Officer

Mountain View, California

April 27, 2016

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investor.purestorage.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 is available without charge upon written request to our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041.

Pure Storage | 2016 Proxy Statement	34.

PURE STORAGE, INC.

650 CASTRO STREET, SUITE 400

MOUNTAIN VIEW, CALIFORNIA 94041

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PSTG2016

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E09002-P78753

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PURE STORAGE, INC.

The Board of Directors recommends you vote FOR the following:

For All Withhold All For All Except

1. To elect two Class I directors to serve until our Annual Meeting of Stockholders in 2019.

Nominees:

01) John Colgrove

02) Scott Dietzen

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal:

For Against Abstain

2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2017.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E09003-P78753

PURE STORAGE, INC.

Annual Meeting of Stockholders

June 9, 2016 10:00 AM PT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Scott Dietzen, Timothy Riitters and Joseph FitzGerald, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PURE STORAGE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., PT on June 9, 2016, at www.virtualshareholdermeeting.com/PSTG2016, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side